EXHIBIT 3.35
CERTIFICATE OF MERGER
OF
PEGASUS BROADCASTING OF SAN JUAN, L.L.C.
INTO
LIN TELEVISION OF PUERTO RICO, L.L.C.
          Pursuant to Section 18-209 of the Delaware Limited Liability Company Act, the undersigned surviving limited liability company, LIN Television of Puerto Rico, L.L.C. (the “Company”) submits the following Certificate of Merger for filing and certifies that:
          1. The name and jurisdiction of formation of each of the limited liability companies which is to merge are:

Name	Jurisdiction

LIN Television of Puerto Rico, L.LC.	Delaware

Pegasus Broadcasting of San Juan, L.L.C.	Delaware
          2. An agreement of merger has been approved and executed by each of the limited liability companies set forth in Paragraph 1 hereof.
          3. The name of the surviving limited liability company is: LIN Television of Puerto Rico, L.L.C.
          4. The merger shall become effective upon the filing of this Certificate of Merger.
          5. The agreement of merger is on file at a place of business of the Company, which is located at Four Richmond Square, Providence, RI 02906.
          6. A copy of the agreement of merger will be furnished by the Company, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge.

          IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 19th day of October, 1999, and is being filed in accordance with Section 18-209 of the Act by an authorized person of the surviving company in the merger.

LIN TELEVISION OF PUERTO RICO, LLC BY: LIN TELEVISION CORPORATION
/s/ Denise M. Parent
By:	Denise M. Parent
Title:	VP—Deputy General Counsel

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF FORMATION
Of
LIN TELEVISION OF PUERTO RlCO, LLC
          This Certificate of Amendment of LIN Television of Puerto Rico, LLC (the “Company”), dated as of October 20, 1999, is being executed and filed by an authorized person to amend the Certificate of Formation of the Company in accordance with Section 18-202 of the Delaware Limited Liability Company Act.
          FIRST. The name of the Company is LIN Television of Puerto Rico, LLC.
          SECOND. The Certificate of Formation of the Company shall be amended by deleting the name “LIN Television of Puerto Rico, LLC” therefrom and inserting in lieu thereof Televicentro of Puerto Rico, LLC, which shall constitute the new name of the Company.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation of LIN Television of Puerto Rico, LLC as of the date first above written.

/s/ Denise M. Parent
Denise M. Parent
Authorized Person

CERTIFICATE OF CORRECTION OF
CERTIFICATE OF FORMATION OF
TELEVICENTRO OF PUERTO RICO, LLC
          Televicentro of Puerto Rico, LLC, a limited liability company formed and existing under and by virtue of the Delaware Limited Liability Company Act (“DLLCA”) and originally so-formed under the name LIN Television of Puerto Rico, LLC (the “Company”).
          DOES HEREBY CERTIFY:
          A. That as a result of a clerical error, the incorrect document was filed as the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on August 26,1999 (the “Original Certificate of Formation”).
          B. That the Original Certificate of Formation requires correction as permitted by Section 18-211 of the DLLCA.
          C. That the entire Certificate of Formation of the Company, in corrected form, is attached hereto as Annex A.
          Executed, this 5th day of August, 2003.

TELEVICENTRO OF PUERTO RICO, LLC

By:	LIN Television of San Juan, Inc., its Managing Member

	By:	/s/ Denise M. Parent

Denise M. Parent
Vice President

ANNEX A
CERTIFICATE OF FORMATION OF
LIN TELEVISION OF PUERTO RICO, LLC
     This Certificate of Formation of LIN Television of Puerto Rico, LLC, a limited liability company (the “Company”), has been duly executed and is being filed in accordance with Section 18-201 of the Delaware Limited Liability Company Act.
1.	The name of the limited liability company is: LIN Television of Puerto Rico, LLC.

2.	The address of the registered office of the Company in the State of Delaware is: c/o Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of Newcastle.

3.	The name and address of the agent for service of process required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are: The Corporation Trust Company, c/o Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

Certificate of Amendment to Certificate of Formation
of
TELEVICENTRO OF PUERTO RICO, LLC
It is hereby certified that:
          1. The name of the limited liability company (hereinafter called the “limited liability company”) is TELEVICENTRO OF PUERTO RICO, LLC.
          2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”
Executed on June 2, 2005

/s/ Maria L. Greene
Maria L. Greene, Authorized Person